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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Colorado BondShares A Tax-Exempt Fund:

We consent to the use of our report dated November 3, 1995 included herein and to the reference to our firm under the headings "Custodian and Auditors" and "Condensed Financial Information" in the Registration Statement.


                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP


Denver, Colorado
January 30, 1996